EXHIBIT 5.1


                       GRAYDON, HEAD & RITCHEY
                       1900 Fifth Third Center
                         511 Walnut Street
                       Cincinnati, Ohio 45202
                           513/621-6464
                       Facsimile 513/651-3836

                           May 25, 1993

RICHARD G. SCHMALZL
Direct Dial:  513/621-2828


Baldwin Piano & Organ Company
422 Wards Corner Road
Loveland, Ohio 45140-8390

          Re: Sale of 300,000 Shares of Common Stock of Baldwin Piano & Organ Company Pursuant to the Company's Form S-8 Registration Statement Filed with the Securities and Exchange Commission on May 25, 1994

Dear Gentlemen:

          We have acted as counsel to Baldwin Piano & Organ Company (the "Company"), a Delaware corporation, in connection with the registration of 300,000 shares of Common Stock of the Company, all of which may be issued by upon the exercise of stock options granted under the Company's 1994 Incentive Stock Option Plan, as set forth in the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on May 25, 1994.

          As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, By-Laws and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

          On the basis of the foregoing, we are of the opinion that the 300,000 shares of Common Stock being sold by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference therein to our firm under the caption
"Interests of Named Experts and Counsel."

                                Sincerely yours,

                                GRAYDON, HEAD & RITCHEY

                                 By:____________________________
                                    Richard G. Schmalzl, Esq.